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                                                                    Exhibit 5.1

                    [Letterhead of Mayer, Brown, Rowe & Maw LLP]

April 15, 2005

                                                   Mayer, Brown, Rowe & Maw LLP
                                                      190 South La Salle Street
                                                   Chicago, Illinois 60603-3441
                                                        Main Tel (312) 782-0600
                                                        Main Fax (312) 701-7711
                                                         www.mayerbrownrowe.com
iPCS, Inc.
1901 North Roselle Road
Schaumburg, Illinois 60195.

Re: iPCS, INC. REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as special counsel to iPCS, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of an aggregate of up to 7,725,015 shares (the "Merger Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to the Agreement and Plan of Merger, dated as of March 17, 2005 (the "Merger Agreement"), by and among the Company and Horizon PCS, Inc., a Delaware Corporation ("Horizon"), and the resale of up to 3,251,288 shares of the Merger Shares by certain selling stockholders named in the joint proxy statement-prospectus included as part of the registration statement on Form S-4 (the "Registration Statement"), as filed with the U.S. Securities and Exchange Commission (the "Commission") on April 15, 2005, and in any supplement thereto.

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement, (ii) a specimen certificate representing the Common Stock, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the Merger Agreement and the issuance of the shares of Common Stock contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In rendering the opinions set forth below, we have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies

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iPCS, Inc.
April 15, 2005
Page 2

and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinions set forth below.

     Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that the Merger Shares, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We express no opinion and make no representation with respect to the law of any other jurisdiction.

     This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the joint proxy statement-prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

     Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement involved with the transactions. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                      Very truly yours,

                                      /s/ Mayer, Brown, Rowe & Maw LLP


                                      Mayer, Brown, Rowe & Maw LLP

RJW/BFG